SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 7)

Braemar Hotels & Resorts Inc.

(Name of Issuer)

Common Stock

(Title of Class of Securities)

10482B101

(CUSIP Number)

Mark Crockwell
5B Waterloo Lane
Pembroke, D0, HM 08
1 441 298 8104

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

05/20/2026

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§ 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

CUSIP Number(s): 10482B101

1	**Name of reporting person** Al Shams Investments LTD (0001765296)	
2	**Check the appropriate box if a member of a Group (See Instructions)** ☐ (a) ☐ (b)	
3	**SEC use only**	
4	**Source of funds (See Instructions)** AF	
5	**Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e)** ☐	
6	**Citizenship or place of organization** BERMUDA	
Number of Shares Beneficially Owned by Each Reporting Person With:	7	**Sole Voting Power** 0.00
	8	**Shared Voting Power** 6,513,000.00
	9	**Sole Dispositive Power** 0.00
	10	**Shared Dispositive Power** 6,513,000.00
11	**Aggregate amount beneficially owned by each reporting person** 6,513,000.00	
12	**Check if the aggregate amount in Row (11) excludes certain shares (See Instructions)** ☐	
13	**Percent of class represented by amount in Row (11)** 9.55 %	
14	**Type of Reporting Person (See Instructions)** CO	

Comment for Type of Reporting Person:

SCHEDULE 13D

CUSIP Number(s): 10482B101

1	**Name of reporting person** Wafic Rida Said	
2	**Check the appropriate box if a member of a Group (See Instructions)** ☐ (a) ☐ (b)	
3	**SEC use only**	
4	**Source of funds (See Instructions)** PF	
5	**Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e)** ☐	
6	**Citizenship or place of organization** CANADA (FEDERAL LEVEL)	
Number of Shares Beneficially Owned by Each Reporting Person With:	7	**Sole Voting Power** 0.00
	8	**Shared Voting Power** 6,513,000.00
	9	**Sole Dispositive Power** 0.00
	10	**Shared Dispositive Power** 6,513,000.00
11	**Aggregate amount beneficially owned by each reporting person** 6,513,000.00	
12	**Check if the aggregate amount in Row (11) excludes certain shares (See Instructions)** ☐	
13	**Percent of class represented by amount in Row (11)** 9.55 %	
14	**Type of Reporting Person (See Instructions)** IN	

Comment for Type of Reporting Person:

SCHEDULE 13D

Item 1. Security and Issuer

(a) Title of Class of Securities:
Common Stock

(b) Name of Issuer:
Braemar Hotels & Resorts Inc.

(c) Address of Issuer's Principal Executive Offices:
14185 DALLAS PARKWAY, SUITE 1100, DALLAS, TX 75254

Item 4. Purpose of Transaction

On May 20, 2026, in connection with the Reporting Persons' intent to seek to elect new directors at the Issuer's 2026 Annual Meeting of Stockholders (the "2026 Annual Meeting"), legal counsel to the Reporting Persons sent a letter (the "May 20, 2026 letter") to the Issuer requesting a copy of the Company's form proposed nominee questionnaire (the "Questionnaire") as referenced in Article I, Section 11(a)(4) of the Issuer's Fifth Amended and Restated Bylaws, as amended. The Questionnaire is a form document, which the Issuer should have readily available.

The foregoing description of the May 20, 2026 letter does not purport to be complete and is subject to, and qualified in its entirety by, the May 20, 2026 letter, a copy of which is attached here as Exhibit 8 and incorporated herein by reference.

Item 7. Material to be Filed as Exhibits.

Letter, dated May 20, 2026, from Frederick Wertheim to the Corporate Secretary of the Issuer

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Al Shams Investments LTD

Signature: /s/ Mark Crockwell

Name/ Title: Mark Crockwell, Director

Date: 05/22/2026

Wafic Rida Said

Signature: /s/ Mark Crockwell

Name/ Title: Mark Crockwell, Attorney-in-Fact

Date: 05/22/2026

Comments accompanying signature:

SULLIVAN & CROMWELL LLP

TELEPHONE: 1-212-558-4000
FACSIMILE: 1-212-558-3588
WWW.SULLCROM.COM

125 Broad Street
New York, New York 10004-2498

LOS ANGELES • PALO ALTO • WASHINGTON, D.C.
BRUSSELS • FRANKFURT • LONDON • PARIS
BEIJING • HONG KONG • TOKYO
MELBOURNE • SYDNEY

May 20, 2026

Via E-mail and Overnight Mail

Braemar Hotels & Resorts Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
Attention: Corporate Secretary

Re: Request for Proposed Nominee Questionnaire

Dear Corporate Secretary,

We write on behalf of Al Shams Investments Limited (the "Nominating Stockholder"), a stockholder of record of Braemar Hotels & Resorts Inc. (the "Company"), further to the correspondence of May 8, 2026 regarding the process for stockholder proposed nominations of individuals for election to Company's board of directors (the "Board") at the Company's 2026 annual meeting of stockholders (the "2026 Annual Meeting").

The Company's form of proposed nominee questionnaire (the "Questionnaire"), as referenced in Article I, Section 11(a)(4) of the Company's Fifth Amended and Restated Bylaws, as amended, is a form document, which the Company should have readily available. Our proposed nominees have completed the form of Questionnaire previously provided by the Company in connection with the 2025 annual meeting of stockholders (the "2025 Annual Meeting"). Accordingly, we hereby request, on behalf of the Nominating Stockholder, that the Company provide the Questionnaire applicable for the 2026 Annual Meeting as soon as possible, and in any event, no later than 9:00 a.m., Eastern Time, on Monday, June 1, 2026, to the extent that such Questionnaire differs from the form used in 2025.

In the event that the Company does not provide an updated Questionnaire by such deadline, we will assume that the form of Questionnaire previously provided in connection with the 2025 Annual Meeting remains operative for purposes of the 2026 Annual Meeting.

Additionally, if there are any additional forms, questionnaires or materials, other than the Questionnaire, required to be requested of the Company by stockholders in connection with stockholder proposed nominations of individuals for election to the Board or the submission of business proposals for consideration by stockholders at an annual meeting of stockholders, please provide copies of such materials by the same deadline. If no such additional materials are provided, we will assume that no further documentation is required in connection with stockholder nominations or the submission of business proposals for the 2026 Annual Meeting.

This letter is not, and should not be construed as, an admission that any purported procedures concerning the delivery of notice of stockholder intent to make nominations for the election of directors to the Board and/or to submit business proposals in connection with an annual meeting of the Company's stockholders are legal, valid or binding. This request also does not constitute a waiver of any kind but does constitute an affirmation and reservation of any and all rights, remedies and defenses that the Nominating Stockholder may have under applicable law and in equity with respect to such matters.

Please send the Questionnaire to my attention at Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 and via email at wertheimf@sullcrom.com. Should you have any questions, please contact me at (212) 558-4974.

Sincerely,

/s/ Frederick Wertheim

Frederick Wertheim

cc: Wafic Rida Saïd
Mark Crockwell
David Auckland
Karim Khatoun
Michael Swartz
Minji Reem
Lawrence S. Elbaum
Patrick Gadson
Greg Taxin